UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

(a)	Series D Warrant Amendment

On June 3, 2020 (the “Amendment Execution Date”), the Company entered into that certain Amendment to Series D Warrants to Purchase Common Stock, dated as of the Amendment Execution Date, with Ana Parker, the holder of Series D Warrants exercisable for up to 4,500,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), and another holder of Series D Warrants (such holder, together with Ms. Parker, the “Consenting Warrant Holders”), to (i) terminate the beneficial ownership limitation provision in Section 1(f) of the Series D Warrants; and (ii) lower the per share exercise price from $0.25 to $0.18 (the “Amendment”). In accordance with Section 9 of the Series D Warrants, the Amendment applies to all Series D Warrants and is binding upon all registered holders of such Series D Warrants.

In addition, under the Amendment, the Company agreed to issue the Consenting Warrant Holders Series J Warrants exercisable in the aggregate for up to 3,545,474 shares of Common Stock at an exercise price of $0.25, continent upon each Consenting Warrant Holder’s exercise of their respective Series D Warrant in full. Each Series J Warrant has a term of one (1) year, and provides the holder with “piggy back” registration rights under certain circumstances. On June 4, 2020, (i) the Consenting Warrant Holders exercised their respective Series D Warrant in full and paid the Company the aggregate exercise price of $850,909.14; and (ii) the Company issued the Consenting Warrant Holders 4,727,273 shares of Common Stock upon the exercise of their Series D Warrants and Series J Warrants exercisable for 3,545,474 shares of Common Stock in the aggregate.

Ms. Parker, her husband Michael Parker and their respective affiliates (collectively, the “Parkers”), are the Company’s largest external shareholders, and the Parkers previously participated in the Company’s 2015 and 2016 private placements, and June 2018, May 2019 and September 2019 registered direct offerings.

The issuance and sale of the Series J Warrant and the shares of Common Stock (the “Warrant Shares”) issuable thereunder (collectively, the “Securities”) has not been, and will not upon issuance be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Securities will be issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act based on the following facts: (A) each Consenting Warrant Holder has represented that (i) she is an accredited investor as defined in Rule 501 promulgated under the Securities Act; (ii) she is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws; (iii) she has sufficient investment experience to evaluate the risks of the investment; and (B)(1) the Company used no advertising or general solicitation in connection with the issuance and sale of the Securities to the Consenting Warrant Holders and (2) the Securities will be issued as restricted securities. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy any of the Securities.

(b)	Convertible Notes Offering

On June 4, 2020, Arch Therapeutics, Inc. (the “Company”) issued Series 1 Unsecured Convertible Promissory Notes (each a “Convertible Note” and collectively, the “Convertible Notes”) to several acrredited investors who are current stockholders of the Company (collectively, the “Investors”) in the aggregate principal amount of $550,000. The Convertible Notes were issued under a convertible note offering authorized by the Company’s board of directors (the “Convertible Notes Offering”).

The Convertible Notes become due and payable on June 30, 2023 (the “Maturity Date”) and may be prepaid, in whole or in part, at any time. The Convertible Notes bear interest on the unpaid principal balance at a rate equal to ten percent (10.0%) (computed on the basis of the actual number of days elapsed in a 365-day year) per annum until either (a) converted into shares of Common Stock (such shares of Common Stock, the “Conversion Shares”); or (b) the outstanding principal and accrued interest on the Convertible Notes is paid in full by the Company; provided, however, if the Convertible Notes are converted or prepaid prior to the twelve month anniversary of their issuance, interest accrued with respect to such prepaid or converted portion of the Convertible Note will equal ten percent (10.0%) of the principal that is prepaid or converted. Interest on the Convertible Notes becomes due and payable upon their conversion or the Maturity Date and may become due and payable upon the occurrence of an event of default under the Convertible Notes. The Convertible Notes contain customary events of default, which include, among other things, (i) the Company’s failure to pay when due any principal or interest payment under the Convertible Note within the specified cure period; (ii) the insolvency of the Company; or (iii) the Company’s failure to pay other indebtedness of $100,000 or more within the specified cure period for such breach.

The holders of the Convertible Notes have the right to convert some or all of such Convertible Notes into the number of Conversion Shares determined by dividing (a) the aggregate sum of the (i) principal amount of the Convertible Note to be converted; and (ii) amount of any accrued but unpaid interest with respect to such portion of the Convertible Note to be converted (such aggregate sum, the “Note Obligations”); and (b) the conversion price then in effect. The conversion price is $0.27 per share, and it may be reduced or increased proportionately as a result of stock splits, stock dividends, recapitalizations, reorganizations, and similar transactions. The Convertible Notes will also be automatically converted in the event a Change of Control (as defined in the Convertible Notes) occurs into the number of Conversion Shares determined by dividing the Note Obligations then outstanding by the conversion price then in effect.

In addition to the preceding, the Company shall also have the right to convert (i) all Note Obligations upon the closing of an equity financing that raises at least $5,000,000 at a per share price of at least $0.27 into Conversion Shares at the conversion price then in effect; (ii) some or all Note Obligations in the event the VWAP (as defined in the Convertible Notes) of the Common Stock equals or exceeds $0.32 per share for at least fifteen (15) consecutive Trading Days (as defined in the Convertible Notes) into Conversion Shares at the conversion price then in effect; and (iii) all outstanding Note Obligations outstanding as of the Maturity Date into Conversion Shares at the conversion price then in effect in lieu of repaying such Note Obligations (an “In-Kind Note Repayment”); provided, however, that in the case of an In-Kind Note Repayment, the outstanding Note Obligations will equal the product of 1.35 and the aggregate sum of the principal amount of the Convertible Note plus the amount of any accrued but unpaid interest with respect to such Convertible Note.

The issuance and sale of the Convertible Notes and Conversion Shares (collectively, the “Securities”) has not been, and will not upon issuance be, registered under the Securities Act, and the Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Securities were issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, based on the following facts: each of the Investors has represented that it is an accredited investor as defined in Rule 501(a) promulgated under the Securities Act, that it is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws and that it has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the Securities to the Investors; the Securities will be issued as restricted securities.

The Company did not engage any underwriter or placement agent in connection with the Amendment or Convertible Notes Offering.

The preceding description of the Amendment,the Series J Warrant and the Convertible Notes is qualified in its entirety by reference to the copies of the form of Amendment,form of Series J Warrant and form of Convertible Note filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth in Item 1.01(b) of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01(a) and Item 1.01(b) of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.02.

Item 8.01	Other Events

On June 5, 2020, the Company issued a press release announcing the Amendment and Convertible Notes Offering. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit	Description
10.1	Form of Amendment to Series D Warrants to Purchase Common Stock
10.2	Form of Series J Warrant
10.3	Form of Convertible Notes
99.1	Press Release issued by Arch Therapeutics, Inc. on June 5, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: June 5, 2020	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D.
Title: President, Chief Executive Officer